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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 23, 1999, on the financial statements and supplemental schedules of the Weatherford International, Inc. 401(k) Savings Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, included in this Annual Report on Form 11-K, into the previously filed Form S-8 Registration Statement File No. 333-53633.




ARTHUR ANDERSEN LLP




Houston, Texas
June 29, 1999